EXHIBIT 10.24

     CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH AN ASTERISK (*).

                                MASTER AGREEMENT

     This MASTER AGREEMENT (the "Agreement") is entered into as of March 17, 2000 (the "Effective Date") by and between PROTEIN DESIGN LABS, INC., a
Delaware corporation having its principal office at 34801 Campus Drive, Fremont, California 94555 U.S.A. ("PDL"), and TANOX, INC., a Delaware corporation having offices at 10301 Stella Link, Houston, TX 77025 U.S.A. ("TANOX").

                                    RECITALS

     WHEREAS, PDL owns certain patents and related patent applications related to humanized antibodies and antibody humanization technology that are sometimes referred to as the "Queen et al. Patents."

     WHEREAS, PDL and TANOX are parties to a Patent License Agreement dated June 30, 1998, as amended by an amendment dated June 28, 1999 (as amended, the "Prior Agreement").

     WHEREAS, PDL and TANOX desire to terminate the Prior Agreement and to enter into this Agreement to provide TANOX the right to obtain certain nonexclusive license rights under the Queen et al. Patents for the development, manufacture and commercialization of antibody products directed against up to four antigens, under the terms and conditions set forth below.

                                    AGREEMENT

     NOW, THEREFORE, the parties agree to follow:

1.  DEFINITIONS

     All references to particular Exhibits, Articles and Sections shall mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. References to this "Agreement" include the Exhibits. For the purposes of this Agreement the following words and phrases shall have the following meanings:

     1.1 "AFFILIATE" means, with respect to a party hereto, any corporate or other entity which, directly or indirectly controls, is controlled by, or is under common control with such party during the term of this Agreement, where "control" means the ownership of not less than fifty percent (50%) of the voting shares of a corporation, or decision-making authority as to an unincorporated entity, provided that such entity shall be an Affiliate only so long as such control exists.

     1.2 "ANTIBODY" means any antibody directed against an Antigen and shall include, without limitation, monospecific and bispecific antibodies (but a separate license shall be required for each Antigen targeted by a bispecific antibody); less than full-length antibody forms such as Fv, Fab, Fab' and F(ab')2; single-chain antibodies; and antibody conjugates bound to a toxin, label or other moiety.

     1.3 "ANTIGEN" means a target molecule to which an Antibody specifically binds and includes all epitopes on that target molecule.

     1.4 "LICENSED PRODUCT" means an Antibody with respect to which TANOX has either significant marketing rights or has done significant development (including without limitation created, humanized or conducted preclinical or clinical development), the manufacture, import, use, offer to sell or sale of which would infringe, if not licensed under this Agreement, a Valid Claim. *

     1.5 "PDL LICENSE AGREEMENT" means the form of PDL License Agreement attached as Exhibit B.

     1.6 "PDL PATENT RIGHTS" means the patent applications or patents (as well as any foreign counterparts thereto identified on Exhibit A. PDL Patent Rights shall include U.S. or foreign patents or patent applications which claim priority to any application to which a listed U.S. Patent also claims priority. PDL Patent Rights shall also include any foreign equivalents, including any additions, continuations, continuations-in-part or divisions of such patents or patent applications, or any substitute applications therefor; any patents issued with respect to such patent applications, any reissues, extensions or patent term extensions of any such patent, and any confirmation patents or registration patents or patents of addition based on any such patents.

     1.7  "TANOX NAMED ANTIGENS"  shall mean: *

     1.8 "VALID CLAIM" means (a) any claim in any issued patent included in the PDL Patent Rights which would be infringed but for the license granted under
Section 2.01 and which claim has not been disclaimed or held unenforceable or invalid by a governmental agency or court of competent jurisdiction by a decision from which no appeal has been taken within the time period permitted for filing an appeal or may be taken; and (b) any pending claims under PDL Patent Rights which, if granted, would be infringed but for the license granted under Section 2.01 and which pending claim would be a Valid Claim if the pending claim were treated as granted, provided that examination has been timely requested for such pending claims and they are otherwise being diligently prosecuted in an effort to have them allowed and granted in an issued patent.

2.  RIGHTS TO LICENSES

     2.1 ELECTION. Subject to the terms and conditions of this Agreement, PDL hereby grants to TANOX through the * anniversary of the Effective Date
(or until such earlier time as TANOX has exercised its rights under this Section
2.1 with respect to four (4) Antigens), the rights upon written notice to receive licenses under the PDL Patent Rights for up to four (4) Antigens designated by TANOX. Each license shall be a nonexclusive, worldwide license under the PDL Patent Rights to make, have made, use, import, market, promote, offer for sale and sell or otherwise dispose of Antibodies pursuant to a PDL License Agreements. The rights of TANOX under the PDL License Agreements shall include the right to grant sublicenses for Antibodies in accordance with the terms of the applicable PDL License Agreement. Each license elected by TANOX hereunder shall be pursuant to a separate PDL License Agreement and effective as of the date when the election for such license by TANOX becomes irrevocable, pursuant to Section 2.2.

     2.2 PROCEDURE FOR EXERCISE OF LICENSE RIGHTS. TANOX shall provide PDL with written notice identifying the Antigen for which TANOX desires to enter into a PDL License Agreement pursuant to the provisions of Section 2.1. A separate notice shall be provided with respect to each Antigen for which a license is requested. Within fifteen (15) business days of the written notice or upon execution and return of the relevant PDL License Agreement by PDL, whichever is later, TANOX shall pay the applicable License Exercise Fee specified in Section
3.2. PDL shall promptly review and respond in writing to the request by TANOX for a license within ten (10) business days of receipt of the written request. PDL may refuse to grant TANOX a license only if PDL has previously granted an exclusive or co-exclusive license or an unexpired option for an exclusive or co-exclusive license with respect to an Antibody to the identical Antigen, can demonstrate that it is then actively engaged in bona fide negotiations for such an exclusive or co-exclusive license or option for an exclusive or co-exclusive license, or then has development, marketing or co-promotion rights, or an option to obtain such rights, to a product or a potential product directed against the Antigen and which is on the market or in research or development and reasonably expected to enter human clinical trials within twenty-four (24) months; provided, however, that with respect to each of the Tanox Named Antigens, PDL shall provide Tanox with written notice prior to entering into an exclusive or co-exclusive license, development, marketing or co-promotion rights, or option for such license or rights, with any third party with respect to that Tanox Named Antigen and shall permit Tanox the opportunity to exercise its rights under Section 2.1 for a period not to exceed fifteen (15) days for a license for that Tanox Named Antigen prior to conclusion of an agreement with such third party for a license or option; * In the event that PDL validly refuses to grant TANOX a license under the PDL Patent Rights, TANOX' right under
Section 2.1 shall not be considered exercised. If PDL affirms TANOX' request or has not responded by notice in writing with ten (10) business days of receipt of TANOX' request under this Section 2.2, then TANOX' election shall be deemed irrevocable and TANOX and PDL shall enter into a PDL License Agreement with respect to that Antigen.

3.  PAYMENTS

     3.1 INITIAL FEES. Within thirty (30) days after the Effective Date, TANOX shall pay an initial nonrefundable, noncreditable fee of * for the right to obtain nonexclusive licenses pursuant to Section 2.1.

     3.2 LICENSE EXERCISE FEES. Within fifteen (15) business days after the delivery of a written notice to PDL for a nonexclusive license for Antibodies for one (1) Antigen under Section 2.1 or PDL's execution of a PDL license Agreement for the same, whichever is later, TANOX shall pay to PDL an exercise fee ("License Exercise Fee") of * provided that such amount shall be increased annually beginning April 1, 2001 and on each April 1 thereafter by an amount equal to the Consumer Price Index-U (or its successor) published by the U.S. Bureau of Labor Statistics ("CPI-U") for the prior calendar year; provided, however, that if the CPI-U for the prior year has not been published by April 1 of the applicable year, any adjustments hereunder shall be payable within fifteen (15) days of the publication of the CPI-U for the applicable year.

4.  TERMINATION OF PRIOR AGREEMENT

     In partial consideration of the rights granted to TANOX in Article 2, the parties agree that upon execution and delivery of this Agreement, the Prior Agreement shall immediately terminate and be of no further force or effect.

5.  REPRESENTATIONS, DISCLAIMERS

     5.1 VALID AGREEMENT. Each party represents and warrants to the other that it knows of no legal reason to, and is not a party to any agreement which would, prevent it from entering into and performing its obligations under this Agreement, and the the signatory hereto is duly authorized to execute and deliver this Agreement.

     5.2 CURRENT PDL PATENT RIGHTS. The PDL Patent Rights constitute all of the patents and patent applications owned by PDL as of the Effective Date which relate generally on the humanization of antibodies.

     5.3 NO WARRANTY OF VALIDITY, NON-INFRINGEMENT. Nothing in this Agreement shall be construed as (a) a warranty or representation by PDL as to the validity or scope of any PDL Patent Rights; or (b) a warranty or representation that any Licensed Product made, used, sold or otherwise disposed of under any PDL License Agreement is or will be free from infringement of patents, copyrights, trademarks, trade secrets or other rights of third parties.

     5.4 DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH IN SECTIONS
5.1 AND 5.2, NEITHER PDL NOR TANOX MAKE TO THE OTHER ANY REPRESENTATIONS OR EXTEND ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. FURTHER, PDL DOES NOT MAKE ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT PRACTICE UNDER THE PDL PATENT RIGHTS UNDER A PDL LICENSE AGREEMENT WILL NOT INFRINGE ANY THIRD PARTY RIGHTS.

6.  CONFIDENTIALITY

     6.1 PRIOR AGREEMENTS. This Agreement supersedes the Prior Agreement; provided, however, that with respect to all Confidential Information disclosed thereunder and/or within the definition of "Confidential Information" in the Prior Agreement, or information otherwise subject to the terms and conditions of
Section 6.02 of the Prior Agreement, such Confidential Information shall be subject to the terms and conditions of Section 6.2 of this Agreement.

     6.2 CONFIDENTIALITY. PDL and TANOX acknowledge that in the course of negotiations of this Agreement or other discussions between the parties of prospective agreements or business relationships and/or in furtherance of the interests of the parties hereunder that it ("Recipient") has received and/or may receive confidential information of the other party ("Provider"). "Confidential Information" means any and all data and information which (a) has been reduced to tangible form and marked clearly and conspicuously with a legend identifying its confidential or proprietary nature; or (b) with respect to any oral presentation or communication, is or was designated as confidential immediately before, during, or within a reasonable time after the oral presentation or communication and such designation is subsequently confirmed in writing; (c) is or was otherwise characterized by Provider as confidential information; or (d) is subject to the terms and conditions of this Section 6.2 as provided in
Section 6.1.

     Each party shall keep and protect as confidential, and shall not use for any purpose (other than TANOX' use for the development and commercial exploitation of Licensed Products or either party's use for specific purposes otherwise contemplated by a business relationship entered into between them), during the term of this Agreement and for five (5) years after termination hereof, all Confidential Information heretofore and hereafter supplied by the other, provided however, that the foregoing obligations of confidentiality shall not apply to the extent that any Confidential Information (a) is already known to the Recipient at the time of disclosure, as evidenced by written record, or is developed by Recipient thereafter in the course of work entirely independent of any disclosure by the other party; (b) is publicly known prior to or becomes publicly known after disclosure other than through acts of omissions of the Recipient; (c) is disclosed in good faith to Recipient by a third party who is not under obligations of non-disclosure to the Provider; (d) is required to be disclosed pursuant to an order of a court of law or regulation of a governmental agency; provided that the disclosing party shall advise the other party promptly of any such disclosure requirement (other than a filing of information or materials with the U.S. Securities and Exchange Commission made with a request for confidential treatment for portions of such material for which such treatment may reasonably be expected to be granted) in order to permit such other party to undertake efforts to restrict or limit the required disclosure including by cooperating in drafting a protective order; or (e) disclosure is made to a government regulatory agency as part of such agency's biological license approval process.

7.  TERM AND TERMINATION

     7.1 TERM. Unless earlier terminated in accordance with this Article 7, this Agreement shall remain in effect until the expiration of the last PDL License Agreement.

     7.2  TERMINATION.

     (a) If either party shall at any time default in the making of any payment hereunder, or shall commit any material breach of any covenant or agreement herein contained, and shall fail to have initiated and actively pursued remedy of any such default or breach within sixty (60) days after receipt of written notice thereof by the other party, the other party may, at its option, cancel this Agreement and revoke any rights herein granted by notice in writing to such effect, but such act shall not prejudice the right of the party giving notice to recover any sums due at the time of such cancellation, it being understood, however, that if within sixty (60) days after receipt of any such notice the receiving party shall have initiated and actively pursued remedy of its default, then the rights herein granted shall remain in force as if no breach or default had occurred on the part of the receiving party, unless such breach or default is not in fact remedied within a reasonable period of time.

     (b) This Agreement may be terminated by either party upon the occurrence of any of the following which is not stayed or vacated within ninety (90) days of such occurrence: (i) petition in bankruptcy filed by or against the other party;
(ii) adjudication of the other party as bankrupt or insolvent; (iii) appointment of a liquidator, receiver or trustee for all or a substantial part of the other party's property; or (iv) an assignment for the benefit of creditors of the other party.

     (c) All right and licenses granted under or pursuant to this Agreement by PDL to TANOX, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties agree that TANOX, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its right and elections under the U.S. Bankruptcy Code, subject to performance by TANOX of its preexisting obligations under this Agreement.

     (d) To the extent permitted under applicable law, the rights granted under this agreement may be terminated as to any country by PDL upon thirty (30) days prior written notice in the event that TANOX challenges the PDL Patent Rights in that country.

     7.3 NO WAIVER. The right of either party to terminate this Agreement as provided herein shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous failure to perform hereunder.

     7.4 RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION. Upon expiration or termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. In addition, the obligations set forth in Articles 6 and 7 shall survive the expiration or termination of this Agreement. Upon termination of this Agreement, each party shall return to the other party any confidential information disclosed by the other party under this Agreement.

8.  MISCELLANEOUS

     8.1 ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other, except to Affiliates upon prior written notice to the other party, and except that either party may assign this Agreement to a party which acquires all or substantially all of its business, whether by merger, sale of assets or otherwise.

     8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto with respect to the within subject matter and supersedes all previous Agreements (except as provided in Section 6.1), whether written or oral. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by both parties.

     8.3 SEVERABILITY. If any provision of this Agreement is declared invalid by a court of last resort or by any court, the decision of which appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that decision and only in the relevant jurisdiction, but this Agreement, in all other respects and all other jurisdictions, will remain in force; provided, however, that if the provision so invalidated is essential to the Agreement as a whole, then the parties shall negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original interest of the parties, and, failing such amendment, either party may submit the matter to a court of competent jurisdiction for resolution.

     8.4 NOTICES. Any notice or report required or permitted to be given under this Agreement shall be in writing and shall be sent by expedited delivery or telecopied and confirmed by mailing, as follows and shall be considered received three (3) days after such delivery:

If to PDL:                 Protein Design Labs, Inc.
                           34801 Campus Drive
                           Fremont, California 94555 USA
                           Attention: Chief Executive Officer
                           Fax No: 510-574-1500

Copy to:                   Protein Design Labs, Inc.
                           34801 Campus Drive
                           Fremont, California 94555 USA
                           Attention: General Counsel
                           Fax No: 510-574-1473

If to TANOX:               Tanox, Inc.
                           10301 Stella Link
                           Houston, TX 77025 USA
                           Attention: Nancy T. Chang, President and CEO
                           Fax No: (713) 664-8914

Copy to:                   Tanox, Inc.
                           10301 Stella Link
                           Houston, TX 77025 USA
                           Attention: Head of Legal Affairs

     8.5  DISPUTE RESOLUTION.

     (A) NEGOTIATIONS. Any dispute, controversy or claim arising out of or relating to any provision of this Agreement or a PDL License Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof or thereof, including without limitation, this dispute resolution provision, shall be subject to the procedures set forth in this Section 8.5. A designated representative of PDL and TANOX will meet as reasonably requested by either party to review any dispute, controversy or claim arising out of or relating to any provision of this Agreement or a PDL License Agreement. If the disagreement is not resolved by the designated representatives by mutual agreement within thirty (30) days after a meeting to discuss the disagreement, either party may at any time thereafter provide the other written notice specifying the terms of such disagreement in reasonable detail. Upon receipt of such notice, the chief executive officers of PDL and TANOX shall meet at a mutually agreed upon time and location for the purpose of resolving such disagreement. They will discuss the problems and/or negotiate for a period of up to sixty (60) days in an effort to resolve the disagreement or negotiate an acceptable interpretation or revision of the applicable portion of this Agreement or a PDL License Agreement, as applicable, mutually agreeable to both parties, without the necessity of formal procedures relating thereto. During the course of such negotiations, the parties will reasonably cooperate and provide information that is not materially confidential in order that each of the parties may be fully informed with respect to the issues in dispute. The institution of a formal legal proceeding under Section 8.5(b) or (c) to resolve the disagreement may occur by written notice to the other party only after the earlier of: (a) the chief executive officers mutually agreeing that resolution of the disagreement through continued negotiation is not likely to occur, or (b) following expiration of the sixty (60) day negotiation period.

     (B) ARBITRATION. Subject to Section 8.5(a), any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or a PDL License Agreement or the breach or alleged breach thereof, but not including any dispute, controversy or claim concerning the validity of any PDL Licensed Patent, shall be submitted by the parties to arbitration in Denver, Colorado in accordance with the then-current JAMS Comprehensive Arbitration Rules and Procedures under the auspices of JAMS ("JAMS") except as otherwise provided herein. If the dispute, controversy or claim concerns the validity of any PDL Licensed Patent, all matters subject to dispute, controversy or claim hereunder shall be removed to Federal District Court as provided in Section 8.5(c).

     Any arbitration proceeding hereunder shall be held in English and a transcribed record prepared in English. The parties shall choose, by mutual agreement, one (1) neutral arbitrator within thirty (30) days of receipt of notice of the intent to arbitrate. If no arbitrator is appointed within the times herein provided or any extension of time which is mutually agreed upon, JAMS shall make such appointment of a person who shall devote substantial time to arbitrating within thirty (30) days of such failure. Discovery permitted by the arbitrator shall be pursuant to the Federal Rules of Civil Procedure, provided that all discovery shall be completed within sixty
(60) days of the appointment of such arbitrator and the decision rendered by such arbitrator shall thereafter be delivered in writing setting forth the basis therefor within thirty (30) days after the completion of discovery. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereon. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute but only to the extent necessary to protect either party's name, proprietary information, trade secrets, know-how or any other similar proprietary rights. If the issues in dispute involve scientific or technical matters related to monoclonal antibody technology, any arbitrator chosen hereunder shall have not less than five (5) years of educational training and/or experience sufficient to demonstrate a reasonable level of relevant scientific and/or technical knowledge related to monoclonal antibody technology or such arbitrator shall have the right to appoint an expert with such experience to assist such arbitrator as necessary. If the issues in dispute involve patent matters (other than validity of a PDL Licensed Patent), then such arbitrator shall also be knowledgeable about patent law matters and to the extent possible, with monoclonal antibody technology. The decision of the arbitrator shall be in writing and shall set forth the basis therefor. The arbitrator shall have the authority to award such remedies as he or she believes appropriate in the circumstances, including, but not limited to, compensatory damages subject to the Three and Three-Quarters Percent (3.75%) royalty maximum set forth in the PDL License Agreement, consequential and incidental damages, interest, tort damages (but not punitive or similar damages) and specific performance and other equitable relief.

     (C) PATENT VALIDITY. Subject to Section 8.5(a), any dispute, controversy or claim (i) which involves the validity of a PDL Licensed Patent issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or adjudicated in Federal District Court, Central District, Santa Clara County in the State of California and (ii) which involves the validity of a PDL Licensed Patent issued in any other country shall be brought before an appropriate regulatory or administrative body or court in that country. The prevailing party shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with any action or proceeding under this Section 8.5(c).

     8.6 CHOICE OF LAW. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of California which are applicable to contracts between California residents to be performed wholly within California.

     8.7 WAIVER. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

     8.8 FORCE MAJEURE. Neither party shall be responsible to the other for failure or delay in performing any of its obligations under this Agreement or for other non-performance hereof provided that such delay or non-performance is occasioned by a cause beyond the reasonable control and without fault or negligence of such party, including, but not limited to war, terrorism, earthquake, fire, flood, explosion, discontinuity in the supply of power, court order or governmental interference, act of God, strike or other labor trouble and provided that such party will inform the other party as soon as is reasonably practicable and that it will entirely perform its obligations within a reasonable time after the relevant cause has ceased its effect.

     8.9 PUBLICITY. PDL will issue a press release concerning the parties' entry into this Agreement and the amount of the initial fees to be paid hereunder, with the content of such release to be approved in advance by TANOX, which approval shall not be unreasonably withheld. Except as required by law or regulation, neither party shall publicly disclose the other terms and conditions of this Agreement unless expressly authorized to do so by the other party, which authorization shall not be unreasonably withheld; provided, however that the parties may disclose such terms and conditions to their respective investors, prospective investors, advisors, and consultants under a written confidentiality agreement protecting the confidentiality of the terms hereof as provided under Article 6, and to their accountants and attorneys provided that such accountants and attorneys agree to maintain the confidentiality of the terms hereof as provided under Article 6, and either party may disclose such terms and conditions as deemed required in connection with any securities offering it elects to make.

     8.10 HEADINGS. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations.

     8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one agreement. Execution and delivery of this Agreement by facsimile copies bearing the facsimile signatures of the parties shall constitute a valid and binding execution and delivery of this Agreement by the signing party, and such facsimile copies shall constitute original documents.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.


PDL:                               TANOX:
PROTEIN DESIGN LABS, INC.          TANOX, INC.

By:  /s/ LAURENCE JAY KORN         By:  /s/ NANCY T. CHANG
    ----------------------             --------------------
     Laurence Jay Korn                  Nancy T. Chang
     CEO                                President and CEO

                                    EXHIBIT A

                                PDL PATENT RIGHTS

The following are patents and patent applications (also known as the "Queen et al. patents") issued and filed in certain countries in the world and licensed as part of the PDL Patent Rights under the Agreement. (Updated as of January 27, 2000.)

1.  The following issued U.S. patents and U.S. patent applications:

        No. 5,585,089, "Humanized Immunoglobulins," issued December 17, 1996.

        No. 5,693,761, "Polynucleotides Encoding Improved Humanized Immunoglobulins," issued December 2, 1997.

        No. 5,693,762, "Humanized Immunoglobulins," issued December 2, 1997.

        *

2.  The following patents and patent applications outside the U.S.:

PATENT NO.                          COUNTRY                           TITLE*
                                                          "Novel Immunoglobulins, Their

Issued          647383              Australia                  Production and Use"
Issued          671949              Australia                           "
Issued          AT E133452          Austria                             "
Issued          0451216             Belgium                             "
Issued          61095               Bulgaria                            "
Issued          98389               Chile                               "
Issued          P920500A            Croatia                             "
Issued          0451216B1           Europe1                             "
Issued          0682040 B1          Europe1                             "
Issued          FR0451216           France                              "
Issued          DE 68925536         Germany                             "
Issued          DE 68929061         Germany                             "
Issued          DD 296 964          East Germany                        "
Issued          GB 0451216          Great Britain                       "
Issued          1001050             Greece                              "
Issued          211174              Hungary                             "
Issued          IT 0451216          Italy                               "
Issued          2828340             Japan                               "
Issued          LU 0451216          Luxembourg                          "
Issued          92.2146             Monaco                              "
Issued          NL 0451216          Netherlands                         "
Issued          231984              New Zealand                         "
Issued          132068              Pakistan                            "
Issued          29729               Philippines                         "
Issued          92758               Portugal                            "
Issued          2126046             Russia                              "
Issued          SG 0451216          Singapore                           "
Issued          8912489             Slovenia                            "
Issued          89/9956             South Africa                        "
Issued          178385              South Korea                         "
Issued          0231090             South Korea                         "
Issued          2081974 T3          Spain                               "
Issued          2136760             Spain

LEGAL COMMON/CONTRACTS/TANOX/LIC OPTN/MSTR000316                          000316

Issued          SE 0451216          Sweden                              "
Issued          CH 0451216          Switzerland                         "
Issued          50034               Taiwan                              "
Issued          13349               Uruguay                             "
Issued          56455               Venezuela                           "
Issued          48700               Yugoslavia                          "
                COUNTRY             APPLICATION NO.                   TITLE*

Pending            *                      *                             *
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending

------------

* Exact titles may differ in different countries.

1 and corresponding European national patents issued therefrom.

                                    EXHIBIT B

                          FORM OF PDL LICENSE AGREEMENT

                                    EXHIBIT B

                            PATENT LICENSE AGREEMENT

     This Agreement ("Agreement"), effective as of

("Effective Date"), is made by and between PROTEIN DESIGN LABS, INC., a Delaware corporation having offices at 34801 Campus Drive, Fremont, CA 94555, U.S.A. (hereinafter "PDL") and TANOX, INC., a Delaware corporation having offices at 10301 Stella Link, Houston, TX 77025, U.S.A. (hereinafter "TANOX").

                                    RECITALS

     A. TANOX and PDL have entered in a Master Agreement effective March 17, 2000 (the "Master Agreement"), pursuant to which TANOX may enter into this Agreement with respect to a license under the PDL Patent Rights (as defined below) for TANOX'S antibody products.

     B. The Master Agreement provides TANOX with the right to obtain a nonexclusive, worldwide, royalty-bearing license under the PDL Patent Rights under the terms and conditions of this Agreement.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, the parties agree as follows:

1.  DEFINITIONS

     All references to Exhibits, Articles and Sections shall be references to Exhibits, Articles and Sections of this Agreement. In addition, except as otherwise expressly provided herein, the following terms in this Agreement shall have the following meanings:

     1.01 "AFFILIATE" means with respect to a party hereto, any corporate or other entity which, directly or indirectly, controls, is controlled by, or is under common control with such party where "control" means the ownership of not less than 50% of the voting shares of a corporation, or decision-making authority as to an unincorporated entity.

     1.02 "ANTIBODY" means any antibody directed against an Antigen, including, without limitation, monospecific and bispecific antibodies; less than full-length antibody forms such as Fv, Fab, and F(ab')2; single-chain antibodies; and antibody conjugates bound to a toxin, label or other moiety.

     1.03  "ANTIGEN" means the target molecule:
                                    .

     1.04 "COMBINATION PRODUCT(S)" shall mean any product containing both a pharmaceutically active agent or ingredient which constitutes a Licensed Product and one or more other pharmaceutically active agents or ingredients which do not constitute Licensed Products.

     1.05 "LICENSED PRODUCT(S)" shall mean therapeutic products of TANOX or TANOX'S sublicensees or Affiliates that include an Antibody developed by or for TANOX or its Affiliates, jointly or otherwise, binding to the Antigen whose development, manufacture, use or sale would, but for a license under this Agreement, infringe a Valid Claim.

     1.06 "NET SALES" shall mean the aggregate gross revenues, whether in cash or in kind, derived by or payable from or on account of the sale of Licensed Products, less actual amounts incurred for (a) credits or allowances, if any, actually granted on account of price adjustments, recalls, rejection or return of items previously sold, (b) excise and sales taxes, duties or other taxes imposed on and paid with respect to such sales (excluding income or franchise taxes of any kind) and (c) outer packing, freight and freight insurance costs. All amounts deducted under this Section 1.06 shall be properly documented and specified in any summary report provided to PDL under Section 3.07. If TANOX or any of its Affiliates or sublicensees receive non-cash consideration for any Licensed Product sold or otherwise transferred to an independent third party not an Affiliate of the seller or transferor, the fair market value of such non-cash consideration on the date of such transfer as known to TANOX, or as reasonably estimated by TANOX if unknown, shall be included in the definition of Net Sales.

     1.07 "PDL PATENT RIGHTS" means the patent applications or patents (as well as any foreign counterparts thereto) identified on EXHIBIT A. PDL Patent Rights shall include U.S. or foreign patents or patent applications which claim priority to any application to which a listed U.S. Patent also claims priority. PDL Patent Rights shall also include any foreign equivalents, additions, continuations, continuations-in-part or divisions of such patents or patent applications or any substitute applications therefor; any patents issued with respect to such patent applications, any reissues, extensions or patent term extensions of any such patent, and any confirmation patents or registration patents or patents of addition based on any such patents.

     1.08 "VALID CLAIM" means (a) any claim in any issued patent included in the PDL Patent Rights which would be infringed but for the license granted under
Section 2.01 and which claim has not been disclaimed or held unenforceable or invalid by a governmental agency or court of competent jurisdiction from which no appeal has been taken within the time period permitted for filing an appeal or may be taken; and (b) any pending claims under PDL Patent Rights which, if granted, would be infringed but for the license granted under Section 2.01 and which pending claim would be a Valid Claim if the pending claim were treated as granted, provided that examination has been timely requested for such pending claims and they are otherwise being diligently prosecuted in an effort to have them allowed and granted in an issued patent.

2.  LICENSE

     2.01 LICENSE GRANT. Subject to the terms and conditions of this Agreement, PDL hereby grants and TANOX hereby accepts a worldwide nonexclusive license under the PDL Patent Rights, including the right to grant sublicenses in accordance with Section 2.02 to make, import, have made, use, offer to sell or sell Licensed Products.

     2.02 LIMITATION ON SUBLICENSES; NOTIFICATION. TANOX shall have the right to grant sublicenses of its rights with respect to the Licensed Product under
Section 2.01 only to its Affiliates or in connection with the assignment or license by TANOX of a Licensed Product to a third party. Notwithstanding the assignment or grant of a sublicense by TANOX hereunder, TANOX shall remain obligated to pay all royalties due to PDL with respect to the sale of Licensed Products by its assignee or sublicensee. In addition, the grant of any sublicenses under Section 2.01 shall be on terms and conditions which are subject to and subordinate to the terms of this Agreement and TANOX shall remain fully responsible to PDL for the performance of any and all such terms by its sublicensees. Promptly following execution of any sublicense hereunder, but in any event not less than ten (10) days thereafter, TANOX shall notify PDL of the identity of the sublicensee and the scope of the sublicense.

     2.03 NO OTHER LICENSE RIGHTS. TANOX expressly acknowledges and agrees that, except for the license expressly granted under Section 2.01, no rights to any other PDL patents, patent applications, know-how or licenses are included in this Agreement and that any royalties or payments that may be due to third parties in order for TANOX to make, have made, use or sell Licensed Products shall be the sole responsibility of TANOX.

     2.04 UPDATES TO LIST OF PDL PATENT RIGHTS. Upon written request of TANOX, which request shall not be made more than once per calendar year, PDL agrees to provide a written update listing the patents and patent applications under the PDL Patent Rights, and such update shall constitute an amendment to Exhibit "A." PDL may, at its option, furnish such update to TANOX from time to time during the terms of this Agreement as part of an update to the Master Agreement.

3.  PAYMENT; ROYALTIES, REPORTS

     3.01 PAYMENTS.  In consideration for the licensed granted by PDL under
Article 2 of this Agreement TANOX shall pay to PDL a nonrefundable signing and licensing fee by the later of fifteen (15) business days after Tanox' exercise of its right under the Master Agreement to enter into this Agreement or the
Effective Date, the sum of                         United States Dollars
(US$            [DRAFTING NOTE: ENTER AMOUNT CALCULATED UNDER SECTION 3.2 OF THE
MASTER AGREEMENT]

     3.02 ROYALTIES TO PDL. Subject to reduction for any offset as provided in
Section 3.05, or withholding under Section 3.09(b), and in further consideration of the rights and licenses granted under Article 2, TANOX shall pay to PDL a royalty of * of the Net Sales of all Licensed Products sold by TANOX or its Affiliates or sublicensees in each country until the last date on which there is a Valid Claim that, but for a license granted to TANOX under this Agreement, would be infringed by the making, using, having made or sale of that Licensed Product in such country or by the manufacture of Licensed Product in the country of manufacture.

     3.03 SALES AMONG AFFILIATES. Sales between and among TANOX and its Affiliates or sublicensees of Licensed Products which are subsequently resold or to be resold by such Affiliates or sublicensees shall not be subject to royalty, but in such cases royalties shall accrue and be calculated on the sale of such Licensed Products to a third party.

     3.04 COMBINATION PRODUCTS. Net Sales in a particular country, in the case of the Combination Products for which the pharmaceutically active agent or ingredient constituting a Licensed Product and each of the other pharmaceutically active agents or ingredients not constituting Licensed Products have established market prices in that country in the Territory when sold separately, shall be determined by multiplying the Net Sales for each such Combination Product by a fraction, the numerator of which shall be the established market price for the Licensed Product(s) contained in the Combination Product and the denominator of which shall be the sum of the established market prices for the Licensed Product(s) plus the established market prices for the other pharmaceutically active agents or ingredients contained in the Combination Product. When such separate market prices are not established in that country, then the parties shall negotiate in good faith to determine a fair and equitable method of calculating Net Sales in that country for the Combination Product in question.

     3.05 ANNUAL MAINTENANCE FEE. In further consideration of the licenses granted under Article 2, following the second (2nd) anniversary of the Effective Date and not later than each anniversary thereafter within thirty (30) days after receipt of an invoice from PDL, TANOX shall pay PDL a nonrefundable annual maintenance fee in the amount of *. An amount of fifty percent (50%) of the annual maintenance fee paid by TANOX hereunder shall be creditable against royalties payable to PDL pursuant to Section 3.02 beginning in the year in which a Biologist License Application ("BLA") or foreign equivalent thereof is filed with the U.S. Food and Drug Administration (or any successor thereto, or a foreign counterpart agency), with respect to a Licensed Product; provided that in no event shall any portion of the annual maintenance fees paid prior to the year in which a BLA is filed with respect to the Licensed Product be creditable against royalties hereunder.

     3.06 CURRENCY CONVERSION. All amounts payable to PDL under this Agreement shall be payable in U.S. Dollars by wire transfer to a bank account designated by PDL. In the case of royalties on Net Sales, all amounts payable shall first be calculated in the currency of sale and then converted into U.S. Dollars using the average of the daily exchange rates for such currency quoted by Citibank, N.A. for each of the last fifteen (15) banking days of each calendar quarter.

     3.7  ROYALTY REPORTS.

     (A) CURRENT REPORTS. TANOX agrees to make written reports and royalty payments to PDL within sixty (60) days after the close of each calendar quarter during the terms of this Agreement, beginning with the calendar quarter in which the date of first sale of Licensed Product by TANOX, its Affiliates or sublicensees, following regulatory approval occurs. These reports shall show for the calendar quarter in question Net Sales by TANOX, its Affiliates and sublicensees of the Licensed Products in the Territory on a country-by-country basis, details of the quantities of Licensed Products sold in each country and the country of manufacture, if different, applicable offsets, withholding taxes and the net royalty due to PDL thereon pursuant to Article 3. No later than at the time of the making of each such report, TANOX shall make any payment due to PDL of royalties for the period covered by such report.

     (B) TERMINATION REPORT. For each Licensed Product, TANOX also agrees to make a written report to PDL within ninety (90) days after the date on which TANOX, its Affiliates or sublicensees last sell that Licensed Product stating in such report the same information required by quarterly reports for all such Licensed Products made, sold or otherwise disposed of which were not previously reported to PDL.

     3.08 INSPECTION. TANOX agrees to keep clear, accurate and complete records for a period of at least three (3) years after each reporting period in which Net Sales occur showing the manufacturing, sales and other disposition of Licensed Products in the Territory in sufficient detail to enable the royalties payable hereunder to be determined. TANOX further agrees to permit its books and records to be examined by an independent accounting firm selected by PDL and reasonably satisfactory to TANOX from time-to-time but not more than once a year. Such examination is to be made at the expense of PDL, except in the event that the results of the audit reveal that TANOX underpaid PDL by * or more, then the audit fees shall be paid by TANOX. Any such discrepancies will be promptly corrected by a payment or refund, as appropriate.

     3.09  WITHHOLDING.

     (A) PAYMENTS. All amounts payable under Section 3.01 and 3.05 shall represent the actual proceeds to be received by PDL, net of any withholding or other taxes or levies that may be applicable to such payments. PDL agrees to reasonably cooperate with TANOX in obtaining a refund of any withholding taxes or levies paid by TANOX if any, with respect to any payments to PDL hereunder. In the event that PDL is successful in obtaining any refund of tax withholding amounts paid by TANOX under this Agreement, PDL agrees to promptly remit such refund amount to TANOX.

     (B) ROYALTY PAYMENTS. TANOX may withhold from royalties due to PDL amounts for payment of any withholding tax that TANOX has actually paid to any taxing authority with respect to the royalty payments due to PDL hereunder, provided that such amounts are properly documented and specific in any summary report to PDL hereunder. TANOX agrees to reasonably cooperate with PDL in obtaining a foreign tax credit in the U.S. with respect to royalties due to PDL on the sale or manufacture of Licensed Products at the sole expense of PDL.

4.  PATENT PROSECUTION AND MAINTENANCE.

     4.01 PROSECUTION. PDL hereby agrees that, at its own expense it will use commercially reasonable efforts to:

     (a) prosecute any patent applications included in the PDL Patent Rights and to secure the most extensive protection reasonably obtainable under the PDL Patent Rights; and

     (b) maintain the claims in patents included in the PDL Patent Rights as valid and enforceable claims for the full term thereof.

     4.02 UPDATES. Upon the written request of TANOX (which request shall not be made more than once per calendar year), PDL agrees to provide a written update of the information relating to the PDL Patent Rights as set forth on EXHIBIT A.

     4.03 DEFENSE OF PDL PATENT RIGHTS. With respect to the PDL Patent Rights licensed under this Agreement, PDL at its sole cost and expense agrees to take all steps and proceedings and to undertake such other acts as PDL may, in its sole discretion, deem necessary or advisable to restrain any infringement or improper or unlawful use of the PDL Patent Rights and to recover any actual or punitive compensation therefor. TANOX shall provide reasonable assistance to PDL and permit PDL to have the sole right to take such steps, conduct any such proceedings or undertake any such action to restrain any infringement or improper or unlawful use of the PDL Patent Rights, whether or not TANOX is a party to such steps, proceedings or actions, all of which shall be at PDL's expense. Any monies recovered from alleged infringers shall be retained by PDL.

5.  REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     5.01 VALID AGREEMENT. Each party represents and warrants to the other that it knows of no legal reason to, and is not a party to any agreement which would, prevent it from entering into and performing its obligations under this Agreement and that the signatory hereto is duly authorized to execute and deliver this Agreement.

     5.02 NO WARRANTY OF VALIDITY, NON-INFRINGEMENT. Nothing in this Agreement shall be construed as (a) a warranty or representation by PDL as to the validity or scope of any PDL Patent Rights; or (b) a warranty or representation that any Licensed Product made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free from infringement of patents, copyrights, trademarks, trade secrets or other rights of third parties.

     5.03 NO OTHER WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 5, PDL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY CELL LINES, ANTIBODIES OR LICENSED PRODUCTS DEVELOPED BY TANOX UNDER THE LICENSE SET FORTH IN THIS AGREEMENT AND PDL FURTHER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF ANY CELL LINES, ANTIBODIES, LICENSED PRODUCTS OR OTHER MATERIALS DEVELOPED BY TANOX UNDER THE LICENSE SET FORTH IN THIS AGREEMENT WILL NOT INFRINGE ANY THIRD PARTY RIGHTS.

     5.04 INDEMNIFICATION. TANOX shall at all times, during the term of this Agreement and thereafter, indemnify and hold harmless PDL and its Affiliates, sublicensees, directors, officers, agents and employees from any claim, proceeding, loss, expense, and liability of any kind whatsoever (including but not limited to those resulting from death, personal injury, illness or property damage and including legal expenses and reasonable attorneys' fees) arising out of or resulting from (a) any claim of patent infringement (direct or contributory) or including patent infringement with respect to the activities of TANOX and (b) the development, manufacture, holding, use, testing, advertisement, sale or other disposition by TANOX, its Affiliates or sublicensees, or any distributor, customer or representative of TANOX or any one in privity therewith, of any Licensed Product; provided, however, that PDL shall promptly notify TANOX of such claim, proceeding, loss, expense or liability and TANOX, at TANOX's cost, shall have sole control over the defense, including settlement of any claim or action, with full cooperation from PDL.

6. CONFIDENTIALITY. PDL and TANOX acknowledge that in the course of negotiations of this Agreement or other discussions between the parties of prospective agreements or business relationships and/or in furtherance of the interests of the parties hereunder that each has received and/or may receive confidential information of the other party. To the extent that such information is "Confidential Information" as defined in Section 6.2 of the Master Agreement, each party is subject to the obligations of such Section 6.2 with respect to the Confidential Information.

7.  TERM AND TERMINATION

     7.01 TERM. Unless earlier terminated as provided in this Article 7, this Agreement shall come into force on the Effective Date and shall continue until the expiration of the last obligation of TANOX to pay royalties to PDL in accordance with Article 3 above. Thereafter, with the exception of the surviving clauses specified in Section 7.04, this Agreement shall terminate and all licenses or sublicenses granted hereunder shall become fully paid-up, irrevocable licenses.

     7.02  TERMINATION.

        (A) This Agreement may be terminated in its entirety on sixty (60) days prior written notice by TANOX.

        (B) If TANOX shall at any time default in the payment of any royalty, or the making of any report hereunder, or shall commit any material breach of any covenant or agreement herein contained or shall make any false report, and shall fail to have initiated and actively pursued remedy of any such default or breach within sixty (60) days after receipt of written notice thereof by the other party, PDL may, at its option, cancel this Agreement and revoke any rights and licenses herein granted and directly affected by the default or breach by notice in writing to such effect, but such act shall not prejudice PDL's rights to recover any royalty or other sums due at the time of such cancellation, it being understood, however, that if within sixty (60) days days after receipt of any such notice TANOX shall have initiated and actively pursued remedy of its default, then the rights and licenses herein granted shall remain in force as if no breach or default had occurred on the part of TANOX, unless such breach or default is not in fact remedied within a reasonable period of time. If TANOX disputes the existence of a default or material breach or making a false report or the failure to pursue a remedy or to remedy the default or breach, the provisions for resolution of a default shall be limited to those set forth in
Section 8.5 of the Master Agreement.

        (C) This Agreement may be terminated by either party upon the occurrence of any of the following which is not stayed or vacated within ninety (90) days of such occurrence: (i) petition in bankruptcy filed by or against the other party; (ii) adjudication of the other party as bankrupt or insolvent; (iii) appointment of a liquidator, receiver or trustee for all or a substantial part of the other party's property; or (iv) an assignment for the benefit of creditors of the other party.

        (D) All rights and licenses granted under or pursuant to this Agreement by PDL to TANOX, are and shall otherwise be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The Parties agree that TANOX, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by TANOX of its preexisting obligations under this Agreement.

        (E) To the extent permitted under applicable law, the license granted under this Agreement may be terminated as to any country by PDL upon thirty (30) days prior written notice in the event that TANOX challenges any PDL Patent Rights in that country.

     7.03 NO WAIVER. The right of either party to terminate this Agreement as provided herein shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous failure to perform hereunder.

     7.04  SURVIVAL.

        (A) Termination for any reason hereunder shall not affect any accrued rights or obligations of the parties arising in any manner under this Agreement as of the date of termination. In any event, the confidentiality and indemnity obligations and any accrued payment and reporting obligations under Articles 3, 5 and 6 shall survive any termination of this Agreement.

        (b) Upon termination of this Agreement under Section 7.02(c), PDL hereby grants TANOX a license to sell within three (3) months of such termination any Licensed Products in TANOX' or TANOX' Affiliate's or sublicensee's inventory on the date of such termination, which have not previously been sold ("Inventory"); provided, however, that TANOX shall pay the royalties due on such inventory, provide related reports and allow a final audit in the amounts and manner provided for in Sections 7.07 and 3.08.

     7.05 DISPUTES. The provisions of Section 8.5 of the Master Agreement are incorporated by reference as if set forth in their entirety herein.

8.  MISCELLANEOUS

     8.01 ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other, except to Affiliates upon prior written notice to the other party, and except that either party may assign this Agreement to a party which acquires all or substantially all of its business, whether by merger, sale of assets or otherwise.

     8.02 ENTIRE AGREEMENT. This Agreement and the Master Agreement constitute the entire agreement between the parties hereto with respect to the within subject matter and together they supersede all previous agreements (except as otherwise provided in the Master Agreement), whether written or oral. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by both parties.

     8.03 SEVERABILITY. If any provision of this Agreement is declared invalid by a court of last resort or by any court, the decision of which appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that decision and only in the relevant jurisdiction, but this Agreement, in all other respects and all other jurisdictions, will remain in force; provided, however, that if the provision so invalidated is essential to the Agreement as a whole, then the parties shall negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original interest of the parties, and failing such amendment, either party may submit the matter to a court of competent jurisdiction for resolution.

     8.04 NOTICES. Any notice or report required or permitted to be given under this Agreement shall be in writing and shall be sent by expedited delivery or telecopied and confirmed by mailing, as follows and shall be considered received three (3) days after such delivery.

          If to PDL:             Protein Design Labs, Inc.
                                 34801 Campus Drive
                                 Fremont, California 94555 USA
                                 Attention: Chief Executive Officer
                                 Fax No: 510-574-1500

          Copy to:               Protein Design Labs, Inc.
                                 34801 Campus Drive
                                 Fremont, California 94555 USA
                                 Attention: General Counsel
                                 Fax No: 510-574-1473

          If to TANOX:           Tanox, Inc.
                                 10301 Stella Link
                                 Houston, TX 77025 USA
                                 Attention: Nancy T. Chang, President and CEO
                                 Fax No: (713) 664-8914

          Copy to:               Tanox, Inc.
                                 10301 Stella Link
                                 Houston, TX 77025 USA
                                 Attention: Head of Legal Affairs

     8.05 CHOICE OF LAW. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of California which are applicable to contracts between California residents to be performed wholly within California.

     8.06 WAIVER. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

     8.07 FORCE MAJEURE. Neither party shall be responsible to the other for failure or delay in performing any of its obligations under this Agreement or for other non-performance hereof provided that such delay or non-performance is occasioned by a cause beyond the reasonable control and without fault or negligence of such party, including, but not limited to war, terrorism, earthquake, fire, flood, explosion, discontinuity in the supply of power, court order or governmental interference, act of God, strike or other labor trouble and provided that such party will inform the other party as soon as is reasonably practicable and that it will entirely perform its obligations within a reasonable time after the relevant cause has ceased its effect.

     8.08 PUBLICITY. PDL will issue a press release concerning the parties' entry into this Agreement and the amount of signing and licensing fees paid hereunder, with the content of such release to be approved in advance by TANOX, which approval shall not be unreasonably withheld. Except as required by law or regulation, neither party shall publicly disclose the other terms and conditions of this Agreement unless expressly authorized to do so by the other party, which authorization shall not be unreasonably withheld, and both parties agree that PDL shall not disclose the antigen which is the subject of this Agreement, without TANOX' prior written consent; provided, however, that the parties may disclose such terms and conditions to their respective investors, prospective investors, advisors, and consultants under a written confidentiality agreement protecting the confidentiality of the terms hereof in a manner at least as restrictive as provided under Article 6 of the Master Agreement, and to their accountants and attorneys provided that such accountants and attorneys agree to maintain the confidentiality of the terms hereof in a manner at least as restrictive as provided under Article 6 of the Master Agreement, and either party may disclose such terms and conditions as deemed required in connection with any securities offering it elects to make.

     8.09 HEADINGS. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations.

     8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one agreement. Execution and delivery of this Agreement by facsimile copies bearing the facsimile signatures of the parties shall constitute a valid and binding execution and delivery of this Agreement by the signing party, and such facsimile copies shall constitute original documents.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PDL:                                                    TANOX:
PROTEIN DESIGN LABS, INC.                               TANOX, INC.

By:______________________                               By:___________________
     Laurence Jay Korn                                  Nancy T. Chang
     CEO                                                President and CEO

                                    EXHIBIT A

                                PDL PATENT RIGHTS

The following are patents and patent applications (also known as the "Queen et al. patents") issued and filed in certain countries in the world and licensed as part of the PDL Patent Rights under the Agreement. (Updated as of January 27, 2000.)

1.  The following issued U.S. patents and U.S. patent applications:

        No. 5,585,089, "Humanized Immunoglobulins," issued December 17, 1996.

        No. 5,693,761, "Polynucleotides Encoding Improved Humanized Immunoglobulins," issued December 2, 1997.

        No. 5,693,762, "Humanized Immunoglobulins," issued December 2, 1997.

        *

2.  The following patents and patent applications outside the U.S.:

PATENT NO.                          COUNTRY                           TITLE*
                                                          "Novel Immunoglobulins, Their

Issued          647383              Australia                  Production and Use"
Issued          671949              Australia                           "
Issued          AT E133452          Austria                             "
Issued          0451216             Belgium                             "
Issued          61095               Bulgaria                            "
Issued          98389               Chile                               "
Issued          P920500A            Croatia                             "
Issued          0451216B1           Europe1                             "
Issued          0682040 B1          Europe1                             "
Issued          FR0451216           France                              "
Issued          DE 68925536         Germany                             "
Issued          DE 68929061         Germany                             "
Issued          DD 296 964          East Germany                        "
Issued          GB 0451216          Great Britain                       "
Issued          1001050             Greece                              "
Issued          211174              Hungary                             "
Issued          IT 0451216          Italy                               "
Issued          2828340             Japan                               "
Issued          LU 0451216          Luxembourg                          "
Issued          92.2146             Monaco                              "
Issued          NL 0451216          Netherlands                         "
Issued          231984              New Zealand                         "
Issued          132068              Pakistan                            "
Issued          29729               Philippines                         "
Issued          92758               Portugal                            "
Issued          2126046             Russia                              "
Issued          SG 0451216          Singapore                           "
Issued          8912489             Slovenia                            "
Issued          89/9956             South Africa                        "
Issued          178385              South Korea                         "
Issued          0231090             South Korea                         "
Issued          2081974 T3          Spain                               "
Issued          2136760             Spain

LEGAL COMMON/CONTRACTS/TANOX/LIC OPTN/MSTR000316                          000316

Issued          SE 0451216          Sweden                              "
Issued          CH 0451216          Switzerland                         "
Issued          50034               Taiwan                              "
Issued          13349               Uruguay                             "
Issued          56455               Venezuela                           "
Issued          48700               Yugoslavia                          "
                COUNTRY             APPLICATION NO.                   TITLE*

Pending            *                      *                             *
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending
Pending

------------

* Exact titles may differ in different countries.

1 and corresponding European national patents issued therefrom.